Exhibit 3.5

CERTIFICATE OF REGISTRATION

The Registrar of Corporate Affairs Commission HEREBY CERTIFIES that the undermentioned Company was duly incorporated and registered in Sierra Leone on the 22nd day of February 2016

SUNERGY CONSOLIDATED (SL) LIMITED

sl220216suner00069

C/O 81 PADEMBA ROAD

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